UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

November 6, 2014

GeoMet, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32960	76-0662382
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification Number)

1221 McKinney Street, Suite 3840

Houston, Texas 77010

(Address of principal executive offices)

(713) 659-3855

(Registrant’s telephone number, including area code)

Former address:

909 Fannin, Suite 1850

Houston, Texas 77010

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5—Corporate Governance and Management

Item 5.07.  Submission of Matters to a Vote of Security Holders.

GeoMet, Inc., a Delaware corporation (the “Company”), held its annual meeting of stockholders (the “Annual Meeting”) on Thursday, November 6, 2014, at 3:00 p.m. central time at 1221 McKinney Street, Suite 3840, Houston, Texas, 77010.

Stockholders were asked to (i) elect each of the three nominees to the Company’s board of directors to serve until their successors are duly elected or until their earlier death, resignation, or removal and (ii) approve, on an advisory basis, the compensation of the Company’s named executive officers.

Holders of 40,513,373 shares of the Company’s common stock (the “Common Stock”) and 50,620,969 shares of Common Stock issuable upon the conversion of 6,580,726 shares of the Company’s Series A Convertible Redeemable Preferred Stock (the “Preferred Stock”) at the close of business on September 30, 2014, the record date for the Annual Meeting (the “Record Date”), were entitled to vote at the Annual Meeting, for a total of 91,134,342 shares of Common Stock on an “as-converted” basis.

As of the Record Date, shares of Preferred Stock were convertible into Common Stock at the rate of 7.692307692 shares of Common Stock per share of Preferred Stock, eliminating fractional shares.

To establish a quorum, there must be present in person or by proxy at least (i) a majority of the issued and outstanding shares of Common Stock and Preferred Stock (on an as-converted basis) treated as a single class and (ii) a majority of the issued and outstanding shares of Preferred Stock.  At the Annual Meeting, there were present in person or by proxy (i) holders representing 66,030,126 shares of Common Stock and Preferred Stock (on an as-converted basis) treated as a single class, which represented approximately 72.5% of issued and outstanding Common Stock and Preferred Stock (on an as-converted basis), and (ii) holders representing 6,194,688 shares of Preferred Stock, which represented approximately 94.1% of issued and outstanding shares of Preferred Stock.  As such, a quorum was established at the Annual Meeting.

The stockholders duly elected each of the three nominees to the Company’s board of directors to serve until their successors are duly elected or until their earlier death, resignation, or removal. The voting results were as follows:

Holders of Preferred Stock (on an as-converted basis) voting together with the holders of Common Stock as a single class:

Nominee	Votes For	Votes Against	Abstentions	Broker Non- Votes
James C. Crain	65,379,836	566,365	83,925	—
Stanley L. Graves	65,394,945	571,256	63,925	—
Michael Y. McGovern	59,819,797	6,126,404	83,925	—

Holders of Preferred Stock as a separate class:

Nominee	Votes For	Votes Against	Abstentions	Broker Non- Votes
James C. Crain	6,193,432	1,256	—	—
Stanley L. Graves	6,193,432	1,256	—	—
Michael Y. McGovern	5,491,768	702,920	—	—

The stockholders approved, on an advisory basis, the compensation of the Company’s named executive officers. The voting results were as follows:

Holders of Preferred Stock (on an as-converted basis) voting together with the holders of Common Stock as a single class:

Votes For	Votes Against	Abstain
65,281,903	690,562	57,661

Holders of Preferred Stock as a separate class:

Votes For	Votes Against	Abstain
6,193,717	793	178

SECTION 7 — Regulation FD

Item 7.01.  Regulation FD Disclosure.

On November 7, 2014, the Company issued a press release announcing the voting results from the Annual Meeting.  The foregoing description of the press release is qualified in its entirety by reference to the full text of the press release, a copy of which is furnished hereto as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information set forth in the attached Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), shall not be subject to liabilities of that section and shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, unless specifically identified therein as being incorporated therein by reference.

SECTION 9 — Financial Statements and Exhibits

Item 9.01     Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit Number	Title of Document

99.1	Press release dated November 7, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GeoMet, Inc.
(Registrant)
Dated: November 7, 2014	By:	/s/ Tony Oviedo
	Name:	Tony Oviedo
	Title:	Senior Vice President, Chief Financial Officer
and Chief Accounting Officer

Exhibit Index

Exhibit Number	Title of Document

99.1	Press release dated November 7, 2014.